UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2018

SANGAMO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-30171	68-0359556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

501 Canal Blvd., Richmond, California 94804

(Address of principal executive offices) (Zip Code)

(510) 970-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 20, 2018, Sangamo Therapeutics, Inc., a Delaware corporation (the “Company”), entered into a Share Purchase Agreement (the “SPA”) with certain shareholders of TxCell S.A., a French société anonyme (“TxCell”) identified on the signature pages thereto (the “Sellers”), and the Company and TxCell entered into a Tender Offer Agreement (the “TOA”). Pursuant to the SPA and the TOA, the Company, directly or through a subsidiary, expects to acquire 100% of the equity interests of TxCell for approximately €72 million, on a debt-free and cash-free basis.

Pursuant to the SPA, the Company, directly or through a subsidiary, has agreed to purchase all of the ordinary shares of TxCell (the “Ordinary Shares”) held by the Sellers for €2.58 per share in cash (such per share price being the “Offer Price” and such purchase being the “Block Transaction”). The Sellers own (or will prior to the closing of the Block Transaction own) 13,519,036 Ordinary Shares, which represent approximately 53% of the share capital and voting rights of TxCell. The completion of the Block Transaction is subject to certain conditions, including

•	issuance of a fairness opinion by the independent expert to be appointed by TxCell in accordance with articles 261-1 et seq. of the General Regulations of the French Autorité des Marchés Financiers (AMF) that the Offer Price is fair to TxCell’s shareholders from a financial point of view, and the recommendation of the board of directors of TxCell that all holders of Ordinary Shares tender such Ordinary Shares into the Offer;

•	confirmation by the French Ministry of Economy that the Block Transaction and the Offer are not subject to its prior approval pursuant to the French regulations relating to foreign investments control or, failing such confirmation, the prior approval of such transactions by the French Ministry of Economy;

•	the absence of any event having a material adverse effect on the business of TxCell since December 31, 2017; and

•	the receipt of appropriate clearances from French regulatory agencies relating to the performance by TxCell of activities of preparation and storage of human tissues and cells.

Promptly following the completion of the Block Transaction, the Company will be entitled to designate a number of directors on the board of directors of TxCell representing a majority of the TxCell board.

Pursuant to the TOA, the Company, directly or through a subsidiary, has agreed that, without undue delay following the completion of the Block Transaction, it will commence a cash tender offer (the “Offer”) to acquire all of the Ordinary Shares of TxCell not held by the Company or any subsidiary of the Company for the Offer Price. In addition, the Company has agreed to: (a) grant to certain employees (including certain members of management) of TxCell stock options to purchase approximately 150,000 shares of Company common stock, which will be granted under the Company’s existing 2018 Equity Incentive Plan, with standard vesting conditions; and (b) enter into arrangements with holders of 495,396 “free shares” of TxCell, pursuant to which the Company would purchase such shares from the holders thereof from time to time through mid-2021. The purchase price for each such free share will be based on the performance of the Company’s stock price from the announcement of the transactions contemplated by the SPA and TOA (at which time each free share was valued at €2.58, or approximately $3.02) through the time of purchase (such that, for example, if the Company’s stock price doubles during that time period, the value of each free share would similarly double).

The Sellers and TxCell have made limited representations and warranties in the SPA and TOA, respectively, as are customary for such agreements governed under French law, and TxCell has agreed to customary covenants regarding the operation of the business of TxCell and its subsidiaries after the date of the TOA and prior to the closing of the Block Transaction. The SPA and TOA also contain customary termination rights.

If, following completion of the Offer, as it may be extended, the Company owns at least 95% of the share capital and voting rights of TxCell, it plans to acquire the remaining Ordinary Shares for the Offer Price through a compulsory squeeze-out procedure under French law.

The foregoing description of the SPA and TOA is not complete and is qualified in its entirety by reference to the SPA and TOA, which are attached as Exhibits 2.1 and 2.2 to this report and incorporated herein by reference.

The SPA and TOA (and the foregoing description of the SPA and TOA) have been included to provide investors and stockholders with information regarding the terms of the SPA and TOA. It is not intended to provide any other factual information about TxCell. The representations, warranties and covenants contained in the SPA and TOA were made only as of specified dates for the purposes of such agreements, were solely for the benefit of the parties to such agreements and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the representations, warranties and covenants contained in the SPA and TOA and discussed in the foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the U.S. Securities and Exchange Commission. Investors and stockholders are not third-party beneficiaries under the SPA or TOA. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the SPA and TOA, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Item 8.01 Other Events.

On July 23, 2018, the Company and TxCell issued a joint press release announcing the execution of the SPA and TOA. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Forward-Looking Statements

This report and the press release attached hereto as Exhibit 99.1 contain forward-looking statements regarding the Company’s current expectations. These forward looking statements include, without limitation, statements related to the anticipated completion of, and the expected timetable for, the Block Transaction and the Offer and the Company’s other beliefs and expectations about the Block Transaction, the Offer and the Company’s proposed acquisition of TxCell, including the potential effects of the Block Transaction and the Offer on the Company and TxCell and the Company’s plans with respect to TxCell; the Company’s beliefs as the potential of CAR-Treg therapies; the Company’s plans to submit a clinical trial authorization application (CTA) in Europe for TxCell’s first CAR-Treg investigational product candidate in 2019, and to initiate a Phase 1/2 clinical trial later in the year; the Company’s intent to evaluate the potential of CAR-Treg therapies to prevent graft rejection in solid organ transplant and for the treatment of autoimmune diseases; the intent to genetically modify Tregs to create a new class of antigen and tissue specific immunosuppressive medicines for autoimmune diseases; the expectation that TxCell will become a subsidiary of the Company operating under the name of Sangamo Therapeutics SA; the intent to delist TxCell and the intended treatment of TxCell warrants; and other statements that are not historical facts. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, the Company’s ability to complete the Block Transaction and the Offer on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of closing conditions and the receipt of requisite approvals; the possibility that competing offers will be made; risks associated with business combination transactions, such as the risk that the acquired TxCell business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including uncertainty of the expected future regulatory filings, financial performance and results of the combined company following completion of the proposed transaction; the possibility that if the Company does not achieve the perceived benefits of the proposed acquisition as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline; uncertainties related to the planned CTA submission and initiation and completion of clinical trials; whether clinical trial results will validate and support the safety and efficacy of the planned CAR-Treg product candidate; and the reliance on partners and other third-parties to meet their clinical and manufacturing obligations. Actual results may differ from those projected in forward-looking statements due to risks and uncertainties that exist in the Company’s operations and business environments. Certain of these risks and uncertainties are described more fully in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 as filed with the Securities and Exchange Commission on May 10, 2018. Forward-looking statements contained in this report and in the press release attached hereto as Exhibit 99.1 are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1*	Share Purchase Agreement dated July 20, 2018, among the Company and the Sellers.

2.2*	Tender Offer Agreement dated July 20, 2018, between the Company and TxCell.

99.1	Joint Press Release dated July 23, 2018.

*	Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any exhibits or schedule so furnished. A list identifying the contents of all omitted exhibits and schedules can be found in Exhibits 2.1 and 2.2.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO THERAPEUTICS, INC.

By:	/s/ Heather Turner
Name:	Heather Turner
Title:	Senior Vice President and General Counsel

Dated: July 23, 2018